Exhibit 99.4

Avalon Oil & Gas, Inc., Successful Workover on the Gunn # - 1
Thursday June 21, 6:00 am ET

MINNEAPOLIS--(BUSINESS WIRE)--Avalon Oil & Gas, Inc., (OTCBB:AOGN - News) announces that KROG Partners LLC, has completed the work-over of the Gunn # - 1 Miller County Arkansas. The Tokio zone was re-perforated and the pumping unit was repaired. Production has stabilized at 7 BOPD. Avalon and KROG each own a 50% working interest in the Gunn # - 1 and two other wells in the Kiblah field.

The partners are also in the process of evaluating workover potential on the other two wells in the field, as well as identifying other opportunities in the area around this property in Southwestern Arkansas.

About Avalon Oil & Gas, Inc.

Avalon Oil & Gas, Inc. is an oil and gas company engaged in the acquisition of oil and gas producing properties. In addition, Avalon's technology group acquires and develops oil production enhancing technologies. Through its strategic partnership with UTEK, Inc, (UTK:ASE) a transfer technology company, Avalon is building an asset portfolio of innovative technologies in the oil and gas industry to maximize enhancement opportunities at its various oil and gas properties.

Forward-Looking Statements

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Avalon Oil & Gas, Inc., and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

FOR FURTHER INFORMATION, please visit the company's website at www.avalonoilinc.com.


Contact:
Avalon Oil & Gas, Inc., Minneapolis
Kent Rodriguez, 952-746-9655
Fax 952-746-5216
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Source: Avalon Oil & Gas, Inc.